                                 SCHEDULE 14A
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                             (Amendment No.     )

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[X] Preliminary Proxy Statement            [ ] Confidential, for Use of the
    Commission
[ ] Definitive Proxy Statement                  Only (as permitted by Rule 14a-
    6(e)(2))
[ ] Definitive Additional Materials
[ ] Soliciting Material pursuant to Rule 14a-11(c) or Rule 14a-12

                           Creative Computers, Inc.
                ----------------------------------------------
               (Name of Registrant as Specified In Its Charter)

     ---------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1)  Title of each class of securities to which transaction applies:
    2)  Aggregate number of securities to which transaction applies:
    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
    4)  Proposed maximum aggregate value of transaction:
    5)  Total fee paid:

[ ] Fee paid previously with preliminary materials.

[ ] Check box, if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:
    2)  Form, Schedule or Registration Statement No.:
    3)  Filing Party:
    4)  Date Filed:
================================================================================

                           CREATIVE COMPUTERS, INC.
                             2555 W. 190th Street
                          Torrance, California 90504
                                _______________

                    Notice of Annual Meeting of Stockholders
                                  May 18, 2000
                                _______________

To the Stockholders:

  Notice is hereby given that the Annual Meeting of Stockholders of Creative Computers, Inc., a Delaware corporation (the ''Company''), will be held at the Marriott Hotel, 3635 Fashion Way, Torrance, California 90503 on Thursday, May 18, 2000 at 10:00 a.m. local time for the following purposes as more fully described in the Proxy Statement accompanying this Notice:

    1. To elect four directors of the Company to serve until the 2001 Annual Meeting of Stockholders or until their successors are duly elected and qualified;

    2. To approve and adopt an amendment to the Company's certificate of incorporation to change the name of the Corporation to "IdeaMall, Inc.";

    3. To approve amendments to the Company's 1994 Employee Stock Incentive Plan to (i) increase the number of authorized shares in the Plan from 1,950,000 to 2,950,000, (ii) to add an "evergreen provision" the effect of which will be to automatically increase the number of shares of the Company's common stock available for issuance under the Plan as of January 1 of each year by three percent (3%) of the Company's outstanding common stock as of December 31 of the immediately preceding fiscal year (iii) to add non-employee directors as persons eligible to receive options and other stock-based awards under the Plan and (iv) to add certain provisions to the Plan to ensure that options may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code;

    4. To ratify the appointment of PricewaterhouseCoopers LLP as the Company's independent accountants for the fiscal year ending December 31, 2000; and

    5. To transact such other business as may properly come before the meeting or any adjournment thereof.

  Only stockholders of record at the close of business on April 7, 2000, are entitled to notice of and to vote at the meeting of or any adjournment thereof. A list of such stockholders will be available for examination by any stockholder at the Annual Meeting, or at the office of the Secretary of the Company, 2555 W. 190th Street, Torrance, California 90504, for a period of ten days prior to the Annual Meeting.

  A copy of the Company's Annual Report for the fiscal year ended December 31, 1999, containing consolidated financial statements, is included with this mailing. Your attention is directed to the accompanying Proxy Statement for the text of the matters to be proposed at the meeting and further information regarding each proposal to be made.

  STOCKHOLDERS UNABLE TO ATTEND THE MEETING IN PERSON ARE ASKED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU WISH.

                        By Order of the Board of Directors,

                        /s/ Frank F. Khulusi

                        Chairman of the Board and
                        Chief Executive Officer

Torrance, California
April 24, 2000

                            CREATIVE COMPUTERS, INC.
                              2555 W. 190th Street
                           Torrance, California 90504
                                _______________

                                PROXY STATEMENT
                                _______________

                  Annual Meeting of Stockholders--May 18, 2000

                 INFORMATION CONCERNING SOLICITATION AND VOTING

  This Proxy Statement is furnished by the Board of Directors of Creative Computers, Inc., a Delaware corporation (the ''Company''), in connection with the solicitation of Proxies to be used at the Annual Meeting of Stockholders (the ''Meeting'') of the Company to be held on Thursday, May 18, 2000, at 10:00 a.m. local time, at the Marriott Hotel, 3635 Fashion Way, Torrance, California 90503, and at all adjournments thereof for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. ANY PROXY IN WHICH NO DIRECTION IS SPECIFIED WILL BE VOTED IN FAVOR OF EACH OF THE MATTERS FOR WHICH NO DIRECTION IS SPECIFIED. This Proxy Statement and the Notice of Meeting and Proxy are being mailed to stockholders on or about April 24, 2000.

  The close of business on April 7, 2000 has been fixed as the record date for the determination of stockholders entitled to receive notice of and to vote at the Meeting. At that date, the Company's outstanding voting securities consisted of 10,409,726 shares of common stock, par value $.001 per share (the ''Common Stock''). On all matters which will come before the Meeting, each stockholder or his or her Proxy will be entitled to one vote for each share of Common Stock of which such stockholder was the holder on the record date.

  Any Proxy given pursuant to this solicitation may be revoked by the person giving it at any time prior to its use by (i) delivering to the principal office of the Company a written notice of revocation, (ii) filing with the Company a duly executed Proxy bearing a later date or (iii) attending the Meeting and voting in person.

  The costs of this solicitation will be borne by the Company. The Company will request brokerage houses and other nominees, custodians and fiduciaries to forward soliciting material to beneficial owners of the Company's Common Stock. The Company will reimburse brokerage firms and other persons representing beneficial owners for their expenses in forwarding solicitation materials to beneficial owners.

                SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of April 7, 2000 by: (i) each of the Company's executive officers included in the Summary Compensation Table set forth under the caption ''Executive Compensation''; (ii) each director; (iii) all current directors and executive officers of the Company as a group; and (iv) each person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's Common Stock. Percentage ownership is based on an aggregate of 10,409,726 shares of the Company's Common Stock outstanding on April 7, 2000.

                                                      Number of Shares           Percent of Shares
Name and Address(1)                                  Beneficially Owned          Beneficially Owned
-------------------                                  ------------------          ------------------
Frank F. Khulusi  ................................        1,861,326(2)                   17.7%
Sam U. Khulusi  ..................................        1,921,585(3)                   18.4%
Daniel J. DeVries  ...............................          124,150(4)                    1.2%
Theodore R. Sanders  .............................           21,800(5)                    *
Thomas A. Maloof  ................................           10,000(6)                    *
Ronald B. Reck  ..................................            8,750(7)                    *
Scott W. Klein  ..................................           19,000(8)                    *
Keating Rhoads (9)  ..............................                0                       *
OZ Management, L.L.C. ............................        1,180,318(10)                  11.3%
All directors and executive officers
 as a group (7 persons)  .........................        3,966,611(11)                  37.1%

____________
*    Less than 1%

(1) Unless otherwise indicated, the address for each person is 2555 W. 190th Street, Torrance, California 90504.

(2) Includes (i) 8,575 shares held in trust for the benefit of the children of Basimah Khulusi, and (ii) 91,666 shares underlying options which are presently vested or will vest within 60 days of April 7, 2000.

(3) Includes 18,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 7, 2000.

(4) Includes 123,550 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 7, 2000. Excludes 20,000 shares of eCOST.com, Inc. (a subsidiary of the Company) issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 7, 2000.

(5) Includes 21,800 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 7, 2000.

(6) Includes 10,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 7, 2000.

(7) Includes 5,000 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 7, 2000.

(8) Includes 7,000 shares held by Mr. Klein's spouse. Excludes 30,000 shares of eCOST.com, Inc. issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 7, 2000.

(9)  Mr. Rhoads was an executive officer of the Company until August 1999.

(10) Pursuant to a Schedule 13G filed on April 4, 2000 with the Securities and Exchange Commission, OZ Management L.L.C., on its behalf and on behalf of OZ Master Fund, Ltd., has reported that as of March 23, 2000, such entities share voting and dispositive power over 1,180,318 shares of the Company's Common Stock. Daniel S. Och is the managing member of OZ Management L.L.C. and as such may also be deemed to share voting and dispositive power over such shares.

(11) This figure includes an aggregate of 270,016 shares issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 7, 2000. The figure excludes an aggregate of 50,000 shares of eCOST.com, Inc. issuable upon exercise of stock options which are presently vested or will vest within 60 days of April 7, 2000.

                                  PROPOSAL ONE

                             ELECTION OF DIRECTORS


General

  Four directors are to be elected at the meeting, each director to hold office until the next Annual Meeting of Stockholders, or until his successor is elected and qualified. All of the persons listed below are now serving as directors of the Company. All of the persons listed below have consented to serve as directors, if elected. The Board of Directors proposes for election the nominees listed below.


 The table below gives certain information concerning the nominees:

                                                                                     Director
Name                                 Age                   Position                   Since
---------------------------------   -----   --------------------------------------   --------
  Frank F. Khulusi...............      33   Chairman of the Board, and Chief             1987
                                            Executive Officer
  Sam U. Khulusi(1)..............      44   Director                                     1987
  Thomas A. Maloof(1)(2).........      48   Director                                     1998
  Ronald B. Reck(2)..............      51   Director                                     1999

_______________

(1)  Member of Compensation Committee
(2)  Member of Audit Committee

  Frank F. Khulusi is a co-founder of the Company (and its predecessor) and has served as Chairman of the Board and Chief Executive Officer of the Company since the Company's inception in 1987. Mr. Khulusi served as President of the Company until July 1999. He is the brother of Sam U. Khulusi.

  Sam U. Khulusi is a co-founder of the Company and served as Executive Vice President and Chief Operating Officer of the Company from October 1994 until February 1996. From 1987 until October 1994, Mr. Khulusi served as Chief Financial Officer of the Company. Mr. Khulusi currently is the Chairman and Chief Executive Officer of Kabang, LLC, an Internet company. He is the brother of Frank F. Khulusi.

  Thomas A. Maloof has served as a director of the Company since May 1998. Mr. Maloof is the President of Perinatal Practice Management, Inc. From September 1997 until February 1998, Mr. Maloof served as Chief Financial Officer of Prospect Medical Holdings. From January 1995 until September 1997, Mr. Maloof was the Chief Executive Officer of Prime Health of Southern California. From October 1992 until December 1994, Mr. Maloof was President of Foundation Health, a California health plan provider.

  Ronald B. Reck has served as a director of the Company since April 1999. Mr. Reck was employed by Applebees International from 1987 to 1997, serving most recently as Executive Vice President and Chief Administrative Officer. Mr. Reck has served as Chief Executive Officer of Joron Properties, LLC, a real estate company, since 1998.

Voting Information

  Proxies solicited by the Board of Directors will, unless otherwise directed, be voted to elect all of the nominees. A stockholder submitting a Proxy may vote for all or any of the nominees for election to the Board of Directors or may withhold his or her vote from all or any of such nominees. Directors are elected by a plurality of votes. An abstention from voting on this matter by a stockholder, while included for purposes of calculating a quorum for the Meeting, has no effect. In addition, although broker ''non-votes'' will be counted for purposes of attaining a quorum, they will have no effect on the vote. The persons designated in the enclosed proxy will vote your shares FOR each nominee unless instructions otherwise are indicated in the enclosed proxy.

     All of the nominees have agreed to serve the Company as directors if elected. However, should any nominee become unwilling or unable to serve if elected, the Proxy Agents named in the Proxy will exercise their voting power in favor of such other person as the Board of Directors of the Company may recommend. The Company's Certificate of Incorporation does not provide for cumulative voting in the election of directors.

Meetings and Committees of the Board of Directors

  During the fiscal year ended December 31, 1999, the Board of Directors held five meetings. Each director attended at least 75% of the aggregate total number of meetings of the Board of Directors plus the total number of meetings of all committees of the Board on which he served.

  Until May 1999, the members of the Audit Committee were Sam Khulusi and Thomas Maloof. In May 1999, Sam Khulusi was succeeded on the Audit Committee by Ronald Reck. The Audit Committee held two meetings during the year ended December 31, 1999. The functions of the Audit Committee include reviewing and supervising the financial controls of the Company, making recommendations to the Board of Directors regarding the Company's independent accountants, reviewing the books and accounts of the Company, meeting with the officers of the Company regarding the Company's financial controls, acting upon recommendations of the independent accountants and taking such further actions as the Audit Committee deems necessary to complete an audit of the books and accounts of the Company.

  In 1999, the initial members of the Compensation Committee were Frank Khulusi and Thomas Maloof. In March 1999, Frank Khulusi was succeeded on the Compensation Committee by Sam Khulusi. The Compensation Committee held two formal meetings during the year ended December 31, 1999 and met a number of times on an informal basis. The Compensation Committee's functions include reviewing with management cash and other compensation policies for employees, making recommendations to the Board of Directors regarding compensation matters and determining compensation for the Chief Executive Officer. In addition, the Compensation Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder.

  The Company has no nominating committee or any committee performing those functions. The Board as a whole performs the functions which would otherwise be delegated to a nominating committee.

Compensation of Directors

  The Company compensates directors who are not employed by the Company or its affiliates $5,000 per meeting, up to a maximum of four meetings per year (for
1999) and six meetings per year (for 2000), plus expenses for services as a director. During 1999, the Company paid Sam Khulusi $10,000 in consulting fees in connection with his work on real estate transactions. Under the Directors' Non-Qualified Stock Option Plan, as amended, each director who is not an employee of the Company is entitled to receive an option to purchase 5,000 shares of the Company's Common Stock upon joining the Board. After the initial grant described above, each director receives an additional option to purchase 5,000 shares of the Company's Common Stock on the date of each succeeding annual meeting of stockholders so long as the director had served on the Board for at least one year. Options are granted at fair market value on the date of grant and vest on the first anniversary of the date of grant.

                             EXECUTIVE COMPENSATION


Summary Compensation Table


  The following table sets forth the cash and noncash compensation for each of the last three fiscal years awarded to or earned by the Chief Executive Officer of the Company and the other four executive officers whose compensation exceeded $100,000 during the 1999 fiscal year.



                           Summary Compensation Table


                                                                     Long Term
                                                                   Compensation
                                          Annual Compensation         Awards
                                      ---------------------------  ------------
                                                                                     All Other
                                      Fiscal     Salary    Bonus      Options       Compensation
Name and Principal Position            Year       ($)       ($)       (#)(1)           ($)(2)
---------------------------           ------    -------    ------   -----------     ------------
Frank F. Khulusi .................     1999     400,000        --       50,000          2,531
   Chairman and Chief Executive        1998     400,000        --           --          2,438
   Officer                             1997     395,266    25,000      100,000          2,719

Theodore R. Sanders(3)............     1999     171,732    27,500       13,000         10,425(4)
   Chief Financial Officer             1998     147,692    36,225       50,000             --

Scott W. Klein(5).................     1999     207,403    25,000      325,000(6)      82,358(7)
   President

Daniel J. DeVries.................     1999     225,000    18,000       35,000(8)      10,768(9)
   Executive Vice President,           1998     207,221        --       30,000          1,972
   Sales and Marketing                 1997     198,486    25,000       15,000          2,280

Keating Rhoads(10)................     1999     145,003        --      150,000         58,500(11)
   Chief Operating Officer

-----------------

(1) Excludes options acquired as a result of the spin-off of uBid. See "-- Effect of uBid spin-off on Company Stock Options."

(2) Unless otherwise specified, the number constitutes Company matching contributions under its 401(k) plan.

(3) Mr. Sanders joined the Company in May 1997 and was promoted to Chief Financial Officer in September 1998.

(4)  Represents automobile allowance.

(5) Mr. Klein joined the Company in May 1999 and was promoted to President in July 1999.

(6) Does not include options to purchase an aggregate of 150,000 shares of eCOST.com granted to Mr. Klein in 1999.

(7) Represents automobile allowance of $16,420 and relocation payments of $65,938.

(8) Does not include options to purchase an aggregate of 100,000 shares of eCOST.com granted to Mr. DeVries in 1999.

(9) Represents $2,150 in Company 401(k) matching contributions and automobile allowance of $8,618.

(10) Mr. Rhoads joined the Company in January 1999 and resigned in August 1999.

(11) Represents severance payments.

Option Grants in Last Fiscal Year


  The following table provides information on option grants in fiscal 1999 to the named executive officers:



                                             Individual Grants
                                Number of
                                Securities           % of Total                                                Grant
                                Underlying          Options/SARs          Exercise                             Date
                                Options/SARs          Granted             or Base                             Present
                                Granted               in Fiscal           Price           Expiration           Value
       Name                     (#)(1)(2)             Year(3)             ($/sh)            Date               ($)(4)
       ----                     -----------         -----------           -------         ----------          --------
Frank F. Khulusi .............     50,000                 5.0%            7.1562            6/11/09           328,565
Theodore R. Sanders...........     13,000                 1.3             7.1562            6/11/09            85,427
Scott W. Klein................    250,000                24.9              6.875            7/26/09         1,578,625
                                   75,000                 7.5             6.4375           10/21/09           443,805
Daniel J. DeVries.............     35,000                 3.5             7.1562            6/11/09           229,996
Keating Rhoads................    150,000                15.0             7.2812                N/A               N/A

_______________

(1) The options vest at rates ranging from 20% to 33% per year beginning on the first anniversary of the date of grant. Upon the occurrence of certain events resulting in a change of control of the Company or certain major corporate transactions, the options become fully vested and exercisable, subject to certain exceptions and limitations.

(2) Reflects adjustments made to outstanding options to purchase the Company's Common Stock at the time of the spin-off of uBid and excludes options to purchase uBid common stock acquired in connection with the uBid spin-off. See "--Effect of uBid Spin-off on Company Stock Options."

(3) The Company granted options to purchase an aggregate of 1,003,885 shares of the Company's Common Stock in fiscal 1999.

(4) As suggested by the Commission's rules on executive compensation disclosure, the Company used the Black-Scholes model of options valuation to determine grant date present value. The Company does not advocate or necessarily agree that the Black-Scholes model can properly determine the value of an option. The present value calculations are based on a ten-year option term with an expected life of seven years. Assumptions include an interest rate of 6.10%, an annual dividend yield of 0% and volatility of 124%.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

  The following table sets forth, for each of the executive officers named in the Summary Compensation Table above, certain information with respect to options exercised in the 1999 fiscal year and the year-end value of unexercised options.


               Aggregate Option Exercises in Last Fiscal Year and
                       Fiscal Year-End Option Values (1)


                                                                  Number of
                                                            Securities Underlying      Value of Unexercised
                                Acquired                    Unexercised Options at    In-the-Money Options at
                                   on            Value      End of Fiscal 1999 (#)    End of Fiscal 1999 ($)(3)
                                Exercise        Realized    -----------------------  --------------------------
Name                                #            ($)(2)     Exercise  Unexercisable  Exercisable  Unexercisable
----                            --------        --------    --------  -------------  -----------  -------------
Frank F. Khulusi  .                   --              --      74,999       25,001         406,607      143,358
Theodore R. Sanders  .             3,000          76,875      18,133       60,667         102,288      264,007
Scott W. Klein  .                     --              --          --      325,000              --      175,000
Daniel J. DeVries  .              10,000         253,913     111,050       82,750         638,125      276,687
Keating Rhoads  .                     --              --          --           --              --         --

_______________

(1) Reflects adjustments made to outstanding options to purchase Company Common Stock at the time of the uBid spin-off. See "--Effect of uBid Spin-off on Compay Stock Options."

(2) The value realized equals the aggregate amount of the excess of the closing price of the Company's Common Stock reported on the Nasdaq National Market for the exercise date, over the relevant exercise price(s).

(3) Value based on the closing price of the Company's Common Stock as reported on the Nasdaq National Market on December 31, 1999, which was $7.3125, less the exercise price, times the number of shares issuable pursuant to such options.

Effect of uBid Spin-off on Company Stock Options

  On June 7, 1999, the Company completed the spin-off to its stockholders of all of the shares of uBid owned by the Company. In connection with the spin-off, each holder of the Company's Common Stock received a dividend of approximately
0.70488 shares of uBid common stock for every share of Common Stock of the Company held by them as of the record date. In addition and subject to certain limited exceptions, all options to purchase the Company's Common Stock that were outstanding as of the date of the spin-off were adjusted to become options to purchase shares of both the Company's Common Stock and uBid common stock. The number of shares of uBid common stock that was covered by these options was based upon the ratio of the number of shares of uBid common stock distributed to the Company's stockholders in the spin-off, divided by the total number of shares of Company Common Stock outstanding on the record date for the spin-off. In addition, the exercise price for each adjusted option was allocated between the option to purchase Company Common Stock and the option to purchase uBid common stock based on the respective pre- and post-distribution prices of the Company's Common Stock and uBid common stock on the Nasdaq National Market to preserve the intrinsic value and ratio of exercise to market price of the options both before and after the spin-off. Additional information with respect to the uBid spin-off is set forth in the Information Statement filed as an exhibit to the Company's Form 8-K filed with the Securities and Exchange Commission on May 28, 1999.

Compensation Committee Interlocks and Insider Participation

  Frank F. Khulusi, who served as a member of the Compensation Committee during 1999, is an executive officer of the Company. Mr. Khulusi also served as a director of uBid until November 1999 and was formerly an executive officer of uBid, with which the Company has engaged in several transactions which are described under the caption ''Certain Relationships and Related Transactions'' below. Sam Khulusi served as an executive officer of the Company until February 1996 and was formerly an executive officer of uBid. Frank Khulusi currently serves as Chairman of ToyTime, Inc. and was its Chief Executive Officer until September 1999. Sam Khulusi served as a director of Toytime until November 1999.

Employment Agreements

  In January 1995, the Company entered into a three-year employment agreement with Frank F. Khulusi (the ''Employment Agreement''). Although the original term of the Employment Agreement expired January 1, 1998, the Employment Agreement further provides for one-year automatic extensions if the Employment Agreement is not terminated by the Company or Mr. Khulusi. In 1997, the Employment Agreement provided for an annual base salary to Mr. Khulusi of $400,000. The Employment Agreement also provides that Mr. Khulusi is entitled to certain severance benefits in the event that his employment is terminated by the Company ''without cause'' or by Mr. Khulusi for ''good reason'' or following a ''change of control'' (all as defined in the Employment Agreement). In such cases, Mr. Khulusi would receive two times his salary and bonus for the preceding twelve months in a lump sum distribution following notice of termination.

  The Company entered into an employment agreement with Scott Klein on July 22, 1999. Pursuant to this agreement, Mr. Klein receives an annual base of $309,150, subject to increase or decrease by mutual agreement. Mr. Klein is also eligible to receive annual bonuses, at the sole discretion of the Compensation Committee, up to a current maximum annual amount of $50,000.
During the first twelve months of his employment, Mr. Klein will receive a bonus of no less than $12,500. If Mr. Klein's employment is terminated by the Company without cause, he will continue to receive his base compensation as severance and continue to receive health benefits until the earlier of six months after his termination or such time as he obtains other employment. Pursuant to his employment agreement, Mr. Klein was granted an options to purchase an aggregate of 325,000 shares of Common Stock.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

  Section 16(a) of the Securities Exchange Act of 1934 as amended (the ''Securities Act'') requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership on Form 3 and changes in ownership on Forms 4 or 5 with the Securities and Exchange Commission (the ''Commission''). Such officers, directors and ten percent stockholders are also required by the Commission's rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that during the fiscal year ended December 31, 1999, all Section 16(a) filing requirements applicable to its officers, directors and ten percent stockholders were complied with except that Mr. Klein filed a late Form 3 reporting his initial statement of beneficial ownership and Mr. Sanders filed a late Form 4 in respect of one transaction involving a cashless exercise of stock options.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Stock Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

  The Compensation Committee reviews with management cash and other compensation policies for employees, makes recommendations to the Board of Directors regarding compensation matters and determines the compensation for the Chief Executive Officer. In addition, the Compensation Committee administers the Company's stock plans and, within the terms of the respective stock plan, determines the terms and conditions of issuances thereunder. The compensation of the executive officers of the Company, except for the compensation of the Chief Executive Officer, is set and approved by the Compensation Committee of the Board of Directors based on the recommendation of the Chief Executive Officer.

Compensation Policies

  The Compensation Committee's executive compensation policies are designed to provide levels of compensation that integrate pay with the Company's objectives and goals, reward above-average corporate performance, recognize individual initiative and achievements and assist the Company in attracting and retaining qualified executives. Executive compensation is set at levels that the Compensation Committee believes to be adequate to recruit, retain and motivate key employees.

  There are three primary elements in the Company's executive compensation program:

        . Base salary

        . Bonus

        . Stock options

  Individual base salaries are established based on an executive officer's experience, historical contribution and future importance to the Company and other subjective factors, without assigning a specific weight to individual factors.

  Bonuses are paid pursuant to executive bonus plans. Bonus awards are set based on various goals dependent upon the person's function in the organization. Certain individuals' bonus plans are set as a percentage of base salary, with the specific percentage determined by the person's position within the Company. The award of bonuses is dependent on the achievement of specified goals. The achievement of quantitative goals at the department and corporate levels is the primary factor in determining bonuses and such goals are tied to the achievement of specified performance targets.

  The Chief Executive Officer's bonus, if any, is determined as set forth in his employment contract, as described below.

  The Company believes that a component of the compensation paid to the Company's executives over the long term should be derived from stock options. The Company believes that stock ownership in the Company is a valuable incentive to executives and that the grant of stock options to them serves to align their interests with the interests of the stockholders as a whole and encourages them to manage the Company in its best interests. The Compensation Committee determines whether to grant stock options, as well as the amount of the grants, based on a person's position within the Company.

Compensation of Chief Executive Officer

  In establishing the Chief Executive Officer's overall compensation, the Compensation Committee considered a number of factors, including the record of leadership and service provided by the Chief Executive Officer since co-founding the Company. The Committee has not found it practicable to, and has not attempted to, assign relative weights to the specific factors considered in determining the Chief Executive Officer's compensation. Consistent with the Company's overall executive compensation program, the Chief Executive Officer's compensation is composed of base salary and bonus. The Chief Executive Officer's base salary was set at $400,000 in his employment agreement with the Company and is currently his base salary for 2000. During 1995, the Chief Executive Officer elected to reduce his salary, in consultation with the Compensation Committee, to $300,000. The Chief Executive Officer's salary remained at $300,000 throughout 1996. In 1997, the Chief Executive Officer's base salary was restored to $400,000. In 1997, the Chief Executive Officer received a bonus of $25,000 and options to purchase 100,000 shares of Common Stock. No bonus was paid and no stock options were granted to the Chief Executive Officer in 1998. In 1999, the Chief Executive Officer was granted options to purchase 50,000 shares of Common Stock and received no bonus.

Policy Regarding Deductibility of Compensation for Tax Purposes--Compliance With Internal Revenue Code Section 162(m)

  Section 162(m) of the Code generally disallows a tax deduction to public companies for annual compensation over $1 million paid to the chief executive officer or any of the four other most highly compensated executive officers. However, certain compensation meeting a tax law definition of ''performance-based'' is generally exempt from this deduction limit. The Company does not currently have a policy regarding qualification of cash compensation, such as salary and bonuses, for deductibility under Section 162(m). However, none of the Company's executives receive such compensation at levels that approach the
Section 162(m) $1 million limit. The Company has included provisions in the 1994 Stock Incentive Plan designed to enable grants of options and SARs to executive officers affected by Section 162(m) to qualify as ''performance-based'' compensation. However, such grants cannot qualify until such grants are made by a committee consisting of ''outside directors'' under Section 162(m). Prior to March 1999, the Compensation Committee did not meet this requirement.



                             Compensation Committee

                                 Sam U. Khulusi
                                Thomas A. Maloof

                            STOCK PERFORMANCE GRAPH


  The performance graph below compares the cumulative total stockholder return of the Company with the cumulative total return of the Nasdaq Stock Market-US Companies Index (''Nasdaq-US'') and the Nasdaq Retail Trade Index (''Nasdaq-Retail''). The performance graph assumes that $100 was invested in the Company's initial public offering, on April 4, 1995, in common stock of the Nasdaq-US and Nasdaq-Retail. The stock price performance shown in this graph is neither necessarily indicative of nor intended to suggest future stock price performance.


                     COMPARISON OF CUMULATIVE TOTAL RETURN
            Among Creative Computers, Inc., Nasdaq-US, Nasdaq-Retail

Measurement Period              Creative Computers,      NASDAQ STOCK        NASDAQ RETAIL
(Fiscal Year Covered)                Inc.                MARKET (U.S.)           TRADE
 Measurement Date                      $100                    $100                 $100
 04/04/95

 FYE 12/95                             $107                    $130                 $111

 FYE 12/96                             $ 43                    $160                 $133

 FYE 12/97                             $ 58                    $196                 $156

 FYE 12/98                             $187                    $276                 $190

 FYE 12/99                             $162                    $498                 $184

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Relationship with uBid

  Prior to uBid's initial public offering, uBid was a wholly-owned, indirect subsidiary of the Company. As a wholly-owned subsidiary of the Company, uBid received various services provided by the Company, including administration (accounting, human resources, legal) (through June 1999), warehousing and distribution (through June 1998), Internet/telecom and joint marketing (through September 1999). The Company also provided uBid with the services of a number of its executives and employees. In consideration for these services, the Company historically allocated a portion of its overhead costs related to such services to uBid. None of these services were provided to uBid by the Company pursuant to any written agreement.

  Frank Khulusi, the Company's Chairman and Chief Executive Officer, owns approximately 11% of uBid's common stock and served as a director of uBid until November 1999. His brother, Sam Khulusi, who is a director and principal stockholder of the Company, owns approximately 12% of uBid's common stock.

Separation of uBid from the Company

  In June 1999, the Company distributed to its stockholders all of the 7,329,883 shares of uBid common stock owned by the Company, which constituted approximately 80.1% of uBid outstanding common stock. Prior to the spin-off, uBid entered into several agreements with the Company providing for the separation of the two companies and the distribution of the Company's uBid common stock to its stockholders, the provision by the Company of certain interim services to uBid, employee benefit arrangements and tax and other matters. These agreements, referred to as the "Ancillary Agreements," are discussed below.

Separation and Distribution Agreement

  The Separation and Distribution Agreement uBid entered into with the Company sets forth certain agreements among uBid and the Company, with respect to the principal corporate transactions required to effect the spin-off and certain other agreements governing the relationship among the parties thereafter.

  The Distribution. Under the Separation and Distribution Agreement, uBid and the Company agreed that neither would take, or permit any of its respective affiliates to take, any action which reasonably could be expected to prevent the distribution from qualifying as a tax-free distribution to the Company and its stockholders pursuant to Section 355 of the Internal Revenue Code. Accordingly, uBid agreed not to issue or grant, directly or indirectly, any shares of uBid capital stock or any rights, warrants, options or other securities to purchase or acquire any shares of uBid capital stock that would affect the tax-free nature of the distribution.

  Registration Rights. The Separation and Distribution Agreement provides that Frank and Sam Khulusi will have the right in certain circumstances, but in no event prior to 180 days after the distribution, to require uBid to register for resale shares of uBid common stock held by them under the Securities Act, subject to certain conditions, limitations and exceptions. uBid also has agreed with Frank and Sam Khulusi that if it files a registration statement for the sale of securities under the Securities Act, then they may, subject to certain conditions, limitations and exceptions, include in that registration statement shares of uBid common stock held by them. In addition, for an additional 90 days after this 180-day period, uBid will be entitled to include uBid shares in any requested demand registration and to reduce the number of shares to be sold by Frank and Sam Khulusi thereunder to a minimum of 20%, collectively, of the total offering plus the amount of any underwriters' over-allotment option. uBid also agreed to bear up to $100,000 of the cost of the first, and up to $50,000 of the second, requested registrations and will bear the cost of all piggyback registrations.

  Releases and Indemnification. uBid has agreed to indemnify, defend and hold harmless the Company and each of the Company's directors, officers and employees from and against all liabilities relating to, arising out of or resulting from:
(1) the failure of uBid or any other person to pay, perform or otherwise promptly discharge any liabilities of uBid in accordance with their respective terms; (2) any breach by uBid of the Separation and Distribution Agreement or any of the other agreements described below; and (3) material misstatements or omissions with respect to all information contained in the prospectus or the registration statement used in connection with uBid's initial public offering.

  Except as provided in the Separation and Distribution Agreement, the Company has agreed to indemnify, defend and hold harmless uBid and each of its directors, officers and employees from and against all liabilities relating to, arising out of or resulting from the failure of the Company or any other person to pay, perform or otherwise promptly discharge any liabilities of the Company other than the liabilities of uBid, and any breach by the Company of the Separation and Distribution Agreement or any of the agreements described below. Neither uBid nor the Company is obligated under the Separation and Distribution Agreement to indemnify the other for: (1) any liability, contingent or otherwise, assumed, transferred, assigned or allocated to the other under the Separation and Distribution Agreement or any of the agreements discussed below;
(2) any liability for the sale, lease, construction or receipt of goods, property or services purchased, obtained or used in the ordinary course of business between the parties prior to December 9, 1998; (3) any liability for unpaid amounts for products or services or refunds owing on products or services due on a value-received basis for work done by one party at the request or on behalf of the other; (4) any liability that uBid or the Company may have with respect to indemnification or contribution pursuant to the Separation and Distribution Agreement for claims brought against other party by third persons; or (5) generally, any liability the release of which would result in the release of any person other than a person released pursuant to the Separation and Distribution Agreement. The Separation and Distribution Agreement also contains provisions that govern, except as otherwise provided in any of the agreements discussed below, the resolution of disputes, controversies or claims that may arise between or among the parties. These provisions contemplate that efforts will be made to resolve disputes, controversies and claims by escalation of the matter to senior management (or other mutually agreed) representatives of the parties. If such efforts are not successful, any party may submit the dispute, controversy or claim to mandatory, binding arbitration, subject to the provisions of the Separation and Distribution Agreement. The Separation and Distribution Agreement contains procedures for the selection of a sole arbitrator of the dispute, controversy or claim and for the conduct of the arbitration hearing, including certain limitations on discovery rights of the parties. These procedures are intended to produce an expeditious resolution of any such dispute, controversy or claim.

  In the event that any dispute, controversy or claim is, or is reasonably likely to be, in excess of $5 million, or in the event that an arbitration award in excess of $5 million is issued in any arbitration proceeding commenced under the Separation and Distribution Agreement, subject to certain conditions, any party may submit such dispute, controversy or claim to a court of competent jurisdiction and the arbitration provisions contained in the Separation and Distribution Agreement will not apply. In the event that the parties do not agree that the amount in controversy is in excess of $5 million, the Separation and Distribution Agreement provides for arbitration of such disagreement.

  Noncompetition; Certain Business Transactions. The Separation and Distribution Agreement provides that, for a period of nine months after the date of the spin-off, the Company would not directly or indirectly, including by way of acquisition of other companies, engage in the Internet online auction business in substantially the same manner and format as conducted by uBid on the date of the Separation and Distribution Agreement, referred to herein as Company Business. Except as otherwise contemplated under the Ancillary Agreements, uBid anticipates that all future contracts between uBid and the Company will be at arm's length.

  Expenses. Except as expressly set forth in the Separation and Distribution Agreement or in any Ancillary Agreement, each party agreed to bear its own respective third-party fees, costs and expenses paid or incurred in connection with the spin-off.

  Stock Option Adjustments. Options to purchase common stock of the Company that were outstanding as of the date of the spin-off were adjusted to become options to purchase shares of both the Company common stock and uBid common stock, subject to certain limited exceptions. The number of shares of uBid common stock that was covered by these options was based upon the ratio of the number of shares of uBid common stock distributed to the Company's stockholders in the spin-off, divided by the total number of shares of Company Common Stock outstanding on the record date for the spin-off. In addition, the exercise price for each adjusted option was allocated between the option to purchase Company Common Stock and the option to purchase uBid common stock based on the respective pre- and post-distribution prices of Company Common Stock and uBid common stock on the Nasdaq National Market to preserve the intrinsic value and ratio of exercise to market price of the options both before and after the spin-off.

Services Agreement

  In December 1998, uBid entered into a Services Agreement with the Company, under which the Company provided to uBid various administrative services, including general accounting services, credit services and payroll and benefits administration. At the time of the spin-off, the Company and uBid mutually terminated the Services Agreement and the Company no longer performs the transactional and administrative services covered by the agreement.

Tax Indemnification and Allocation Agreement

  Prior to the spin-off, uBid entered into a Tax Indemnification and Allocation Agreement with the Company, which provides that if any one of certain events occurs, and such event causes the distribution not to be a tax-free transaction to the Company under Section 355 of the Internal Revenue Code, uBid will indemnify the Company for income taxes the Company may incur by reason of the distribution not so qualifying. These events include any breach of representations relating to its activities and ownership of uBid capital stock made to the Company or in connection with obtaining an IRS revenue ruling or tax opinion relating to the spin-off. In connection with the distribution, uBid made various representations regarding its intentions at the time of the distribution with respect to its business. The Tax Indemnification and Allocation Agreement also provides that the Company will indemnify uBid for taxes for which uBid has no liability to the Company under the circumstances described above. Regardless of the indemnification provisions of such agreement, the Company and uBid will each be severally liable to the Internal Revenue Service for the full amount of any such federal corporate level tax that is not paid by the other.

  At the time of the spin-off, the Company received an opinion from PricewaterhouseCoopers LLP to the effect that for federal income tax purposes the spin-off will qualify as a tax-free spin-off under Section 355 and that no gain or loss will be recognized by the Company or by holders of Company Common Stock upon the spin-off.

  If the spin-off did not qualify as tax-free as a result of Section 355(e), then the Company would recognize capital gain equal to the excess of (x) the fair market value of the shares of uBid common stock the Company distributed to its stockholders over (y) its adjusted tax basis in uBid common stock.

  In addition to the foregoing indemnities, the Tax Indemnification and Allocation Agreement provides for: (1) the allocation and payment of taxes for periods during which uBid and the Company are included in the same consolidated group for federal income tax purposes or the same consolidated, combined or unitary returns for state tax purposes; (2) the allocation of responsibility for the filing of tax returns; (3) the conduct of tax audits and the handling of tax controversies; and (4) various related matters.

  For periods during which uBid was included in the Company's consolidated federal income tax returns or state consolidated, combined, or unitary tax returns (which will include the periods on or before the date of the spin-off), uBid was required to pay an amount of income tax equal to the amount uBid would have paid had it filed its tax return as a separate entity, except in cases where the consolidated or combined group as a whole realizes a detriment from consolidation or combination. uBid is responsible for its own separate tax liabilities that are not determined on a consolidated or combined basis. uBid will also be responsible in the future for any increases to the consolidated tax liability of uBid and the Company that is attributable to uBid, and will be entitled to refunds for reductions of tax liabilities attributable to uBid for prior periods.

  As noted above, uBid has agreed to indemnify the Company for any tax liability suffered by the Company arising out of actions by uBid after the distribution that would cause the distribution to lose its qualification as a tax-free distribution or to be taxable to the Company for federal income tax purposes under Section 355 of the Internal Revenue Code. To ensure that issuances of equity securities by uBid will not cause the distribution to be taxable to the Company, uBid agreed to certain restrictions on its ability to issue and repurchase its equity securities until three years following the distribution date. Until the second anniversary of the distribution date, uBid cannot issue its common stock or other equity securities, including the shares sold in its initial public offering and any other stock offerings, that would cause the number of shares of its common stock distributed by the Company in the distribution to constitute less than 60% of the outstanding shares of its common stock unless uBid first obtains either the consent of the Company or a favorable IRS letter ruling that the issuance will not affect the tax-free status of the distribution. After this period until the end of the third year from the distribution date, uBid cannot issue its common stock and other equity securities that, when combined with equity securities sold in and after its initial public offering, would cause the number of shares of its common stock distributed by the Company in the distribution to constitute less than

55% of the outstanding shares of its common stock unless uBid first obtains the consent of the Company or a favorable IRS letter ruling or opinion of tax counsel that the issuance would not affect the tax-free status of the distribution. These restrictions on the issuance of equity securities may severely limit its ability to raise necessary capital or to complete acquisitions of other companies using its equity securities. The same requirements for an IRS letter ruling or consent of the Company are generally applicable to any proposed repurchases of its common stock during these restricted periods. The foregoing restrictions do not apply to uBid's issuance of debt securities that are not convertible into uBid common stock or other equity securities.

  In connection with a merger agreement between uBid and CMGI, those two parties and the Company entered into an amendment to the tax indemnification agreement which amendment will become effective only upon the closing of the merger of uBid and CMGI. The amendment:

        . deletes from the tax allocation agreement all provisions that would prohibit uBid from undertaking the merger;

        . provides that neither the negotiation of the merger nor the consummation thereof constitutes a breach of uBid's obligations under the agreement;

        . provides that CMGI agrees to unconditionally guarantee any indemnification obligation that uBid may have under the tax indemnification agreement;

        . provides that if a party to the amendment becomes aware of any proceeding, such as a tax audit or tax controversy, that could give rise to an obligation under the tax allocation agreement, such party must give notice to all other parties to the amendment; and

        . provides that in the event of such a proceeding, both the party subject to the proceeding and any party who may have an indemnification obligation with respect to such proceeding shall jointly control the proceeding.

Joint Marketing Agreement

  uBid and the Company have entered into a joint marketing agreement pursuant to which uBid has agreed to continue certain joint marketing efforts that were in place prior to uBid's initial public offering. The Marketing Agreement provides that uBid will continue to be presented on the home page of the Company's "PC Mall" Website on at least one quarter of the page as well as receive a banner advertisement on the home page of the Company's "PC Mall" Website. The Marketing Agreement provides that uBid will provide to the Company a button that "clicks through" from the home page of uBid's Website to the Company's "PC Mall" Website. As consideration for these marketing services, uBid will either make a payment of $10,000 per month to the Company or the Company, in its sole discretion, may elect to receive a banner advertisement on each page of uBid's Website instead of the monthly payment. The Marketing Agreement expired in December 1999.

Internet/Telecommunications Agreement

  uBid and the Company have also entered into an Internet/telecommunications agreement pursuant to which the Company will continue to provide uBid with certain Internet and telecommunications services, including hosting uBid's Website. uBid agreed to reimburse the Company for all telecommunications charges (other than personnel charges), as well as pay additional monthly personnel charges on a cost-plus 10% basis and capital equipment charges based on standard lease rates. The Internet/Telecommunications Agreement expired in December 1999. In connection with the agreement, uBid purchased capital equipment from the Company at the depreciated book value of approximately $100,000.

Sublease Agreement

  Until July 1998, uBid was dependent on the Company for warehousing and distribution services. In July 1998, uBid became responsible for its own warehousing and distribution and entered into a sublease for 100,000 square feet of the Company's 325,000 square foot distribution center in Memphis, Tennessee. In October 1999, uBid entered into a sublease which provides for the continued use of the Company's inventory control and shipping systems during the term of the sublease. The sublease is at a monthly rate equal to the Company's obligation to the landlord, plus taxes and utilities, and will expire in 2002. In December 1999, uBid subleased an additional 70,000 square feet at the Company's distribution center in Memphis that expires in 2002.

Other Relationships with uBid

  Credit Agreement. The Company is party to a credit agreement pursuant to which it has a credit facility of up to $60 million. Under the credit agreement, each of the Company's subsidiaries is required to guarantee the Company's obligations and to grant the lender a security interest in its assets to secure the obligations under the guaranty. Prior to the spin-off, the lender released uBid's guaranty obligations under the Credit Agreement.

  Payable to the Company. From uBid's inception in April 1997 until its initial public offering, the Company provided funds to finance its operations in the form of advances that bear interest at the prime rate. uBid had amounts due to the Company for working capital and fixed asset purchases totaling approximately $4.6 million as of December 31, 1998, of which $3.3 million is represented by a note due in June 2000 with interest payable monthly, and the remaining $1.3 million of which was repaid during the first quarter of 1999.

                                  PROPOSAL TWO

                     AMENDMENT TO CHANGE THE COMPANY'S NAME
                               TO IDEAMALL, INC.


Proposed Amendment to Article 1 of the Certificate of Incorporation

  The Certificate of Incorporation currently specifies that the name of the Company is "Creative Computers, Inc." In April 2000, the Company's Board of Directors adopted a resolution, subject to stockholder approval, to amend
Article 1 of the Certificate of Incorporation to change the name of the Company to "IdeaMall, Inc."

  The Board of Directors has adopted resolutions setting forth the proposed amendment to Article 1 of the Certificate of Incorporation, the advisability of the proposed amendment, and a call for submission of the proposed amendment for approval by the Company's stockholders at the Annual Meeting. If approved by Company stockholders, Article 1 of the Certificate of Incorporation would be amended in its entirety to read as follows:

                "The name of the corporation is IdeaMall, Inc."

Purpose and Effect of the Proposed Amendment

  The Board of Directors believes that it is in the Company's best interest to change the Company's name from "Creative Computers, Inc." to "IdeaMall, Inc." The Board believes that changing the Company's name to IdeaMall, Inc. better reflects the premium the Company places on innovation, creativity and entrepreneurship.

  The amendment to the Certificate of Incorporation changing the Company's name to IdeaMall, Inc., if approved by stockholders, will be effective upon the execution, acknowledgement and filing of a certificate of amendment with the Delaware Secretary of State.

Board Recommendation and Stockholder Vote Required

  The Board of Directors has adopted and approved the proposed amendment to
Article 1 of the Certificate of Incorporation, subject to the requisite approval by the Company's stockholders. The Board of Directors of the Company has considered the proposed amendment and recommends that the Company's stockholders adopt the proposed amendment to Article 1 of the Certificate of Incorporation as set forth in this Proxy Statement. The affirmative vote of a majority of the outstanding shares of Common Stock is required to adopt the proposed amendment to Article 1. Shares held by persons who abstain from voting on the proposal and broker ''non-votes'' will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for purposes of voting on the proposal and will have the same effect as a vote against the matter. The persons designated in the enclosed proxy will vote your shares FOR approval of the resolution unless instructions to the contrary are indicated in the enclosed proxy.

                                 PROPOSAL THREE

                          APPROVAL OF AMENDMENT TO THE
                            CREATIVE COMPUTERS, INC.
                              AMENDED AND RESTATED
                           1994 STOCK INCENTIVE PLAN


  At the Annual Meeting, stockholders will be requested to approve an amendment to the Company's Amended and Restated 1994 Stock Incentive Plan (the "Plan"). The Company adopted and the stockholders originally approved the Plan in November 1994. The Plan provides a means to attract and retain officers and key employees and promote the success of the Company. Subject to approval by a majority of stockholders, the Board of Directors has approved an amendment to the Plan to (i) increase the number of shares authorized to be issued under the Plan by 1,000,000 shares, from the current 1,950,000 shares to 2,950,000 shares,
(ii) add an "evergreen provision" the effect of which will be to automatically increase the number of shares of the Corporation's Common Stock available for issuance under the Plan as of January 1 of each year by three percent (3%) of the Company's outstanding Common Stock as of December 31 of the immediately preceding fiscal year, (iii) add non-employee directors as persons eligible to receive options and other stock-based awards under the Plan and (iv) add certain provisions to the Plan to ensure that options may qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code (the "Code"). The proposed amendments and the material features of the Plan, as proposed to be amended, are described below. The following description of the Plan is only a summary, and is qualified by reference to the Plan, a copy of which is attached as Annex A to this Proxy Statement.
   -------

Proposed Amendments to the Plan

     As of April 7, 2000, options to purchase 1,530,758 shares of Common Stock were outstanding under the Plan and 25,756 shares remained available for issuance under the Plan. In April 2000, the Board of Directors adopted, subject to stockholder approval, amendments to the Plan to (i) increase the number of shares authorized to be issued under the Plan from 1,950,000 shares to 2,950,000 shares, (ii) add an "evergreen provision" the effect of which will be to automatically increase the number of shares of the Company's Common Stock available for issuance under the Plan as of January 1 of each year by three percent (3%) of the Corporation's outstanding Common Stock as of December 31 of the immediately preceding fiscal year, (iii) add non-employee directors as persons eligible to receive options and other stock-based awards under the Plan and (iv) add certain provisions to the Plan to ensure that options may qualify as performance-based compensation under Section 162(m) of the Code. The proposed increase in authorized shares and automatic annual increases will provide the Company with additional flexibility in the number of shares subject to options that can be granted to individuals under the Plan. The Board of Directors believes that it is desirable and in the best interests of the Company to increase the shares available for issuance under the Plan.

Purposes of the 1994 Stock Incentive Plan

  The purposes of the Plan are to (i) provide a means by which selected employees and other persons who provide services to the Company and any parent corporation or subsidiary corporation of the Company (an "Affiliate"), as those terms are defined in the Code, may be given an opportunity to benefit from increases in the value of the stock of the Company through the granting of stock options and other stock-based awards ("Stock Awards"), (ii) assist the Company in retaining the services of such individuals, (iii) secure and retain the services of persons capable of performing services for the Company and its Affiliates, and (iv) provide incentives for such persons to exert maximum efforts for the success of the Company and its Affiliates.

Administration

  The Plan is administered by the Board of Directors of the Company, unless the Board delegates administration of the Plan to a committee of the Board of Directors composed of two or more members of the Board (the "Committee") or such lesser number as permitted by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and satisfying the other requirements of the Plan. The Plan provides that the Committee may delegate to a subcommittee or separate committee (the "Subcommittee") the responsibility to make grants of options or SARs or sales or bonus grants of Common Stock to any "Covered Employee" as such term is defined by Section 162(m) of the

Code, and, if applicable, to establish, administer and certify the attainment of performance goals, with respect to such grants. Any such Subcommittee shall, in addition to meeting other applicable requirements, be composed solely of two or more outside directors within the meaning of Section 162(m) of the Code to the extent necessary to qualify such grants as "performance-based compensation" under Section 162(m) of the Code and the regulations thereunder. As used herein with respect to the Plan, the "Board" refers to the Committee (or subcommittee thereof) as well as the Board itself.

  The Board has the final power to construe and interpret the Plan and the Stock Awards granted under it, and, subject to the provisions of the Plan, to determine the persons to whom Stock Awards will be granted pursuant to the Plan; when and how Stock Awards shall be granted; whether a Stock Award will be an incentive stock option, a nonstatutory stock option, a stock grant, a restricted stock grant, a right to purchase restricted stock, a stock appreciation right or a combination of the foregoing; the provisions of each Stock Award granted (which need not be identical), including the time or times when a person shall be permitted to purchase or receive stock pursuant to a Stock Award; and the number of shares with respect to which Stock Awards shall be granted to each such person.

Duration, Amendment and Termination

  The Board may at any time amend or terminate the Plan, provided, however, that no amendment or termination shall impair or alter any rights granted under the Plan prior to such amendment or termination without the written consent of the grantee of such rights. Any amendment of the Plan must be approved by the stockholders of the Company if the amendment would (i) materially increase the benefits accruing to participants under the Plan, (ii) increase the number of shares of Common Stock available under the Plan, or (iii) materially modify the eligibility requirements for participation in the Plan. Unless sooner terminated, the Plan will terminate on October 7, 2004.

Eligibility

  Incentive stock options may be granted only to employees (including executive officers) of the Company or any Affiliate. Stock Awards other than incentive stock options may be granted to employees (including executive officers), independent contractors or consultants of the Company or any Affiliate. As noted above, the proposed amendments to the Plan would add non-employee directors to the persons eligible to receive Stock Awards under the Plan.

Stock Subject to the Plan

  Subject to certain adjustments, the stock that may be issued pursuant to Stock Awards granted under the Plan currently cannot exceed in the aggregate 1,950,000 shares of the Company's Common Stock. If the proposed amendments to the Plan are approved by stockholders, the aggregate number of shares available for issuance under the Plan will be 2,950,000 and such maximum aggregate number of shares available for issuance under the Plan will be automatically increased as of January 1 of each year by three percent (3%) of the Company's outstanding Common Stock as of December 31 of the immediately preceding fiscal year. If Stock Awards granted under the Plan expire or otherwise terminate without being exercised, the Common Stock not issued under such Stock Awards shall again become available for issuance under the Plan. The maximum aggregate number of shares available for grant of incentive stock options is 650,000 shares of Common Stock, and the maximum aggregate number of shares available for restricted stock awards is 100,000 shares of Common Stock. The maximum number of shares of Common Stock with respect to which options or other awards may be granted to any individual in any fiscal year under the Plan is 650,000 shares of Common Stock, subject to adjustment as described below. The last reported sales price of the Company's Common Stock on the Nasdaq National Market on April 7, 2000 was $9.4375 per share.

Terms of Stock Awards under the Plan

 Terms of Stock Options

  The following is a description of the terms and conditions of stock options permitted by the Plan. Such terms and conditions may change from time to time, and the terms and conditions of separate options need not be identical.

  Exercise Price. The exercise price for any incentive stock option granted under the Plan may not be less than the fair market value of the stock subject to the option on the date of grant. However, no incentive stock option may be granted to a person who, at the time of the grant, owns stock constituting more than 10% of the total combined voting power of all classes of stock entitled to vote of the Company or of an Affiliate ("10% Stockholder"), unless the exercise price is at least 110% of the fair market value of such stock on the date the option is granted and the term of the option does not exceed five years from the grant date. The exercise price for any nonstatutory stock option granted under the Plan may be determined by the Committee.

  In the event of a decline in the value of a Company's Common Stock, the Board has the authority to offer optionees the opportunity to replace outstanding higher-priced options with new lower-priced options, provided, however, that any replaced options still count against the per employee limit described above on the number of shares of Common Stock that may be granted to an individual in the form of options in a given calendar year.

  Consideration. The exercise price of options granted under the Plan must be paid either in cash or by check, bank draft or money order at the time the option is exercised or to the extent permitted by the Committee by, (i) delivery of shares of Common Stock valued at fair market value owned by optionee or with shares of Common Stock (valued at fair market value) withheld from the shares otherwise delivered to optionee upon exercising the option, (ii) by delivery of an irrevocable direction to a securities broker to sell shares of Common Stock and deliver the proceeds to the Company, (iii) by delivery of a promissory note with such terms as the Committee requires, or in any combination of the foregoing.

  Option Exercise. Options granted under the Plan may be immediately exercisable or allotted in periodic installments as determined by the Board. If the total number of shares subject to an option is allotted in periodic installments, then during each installment period, the option may become exercisable with respect to some or all of the shares allotted to that period and may be exercised with respect to some or all of the shares allotted to that period and any prior period for which the option was not fully exercised.

  Term. The term of an incentive stock option granted under the Plan will not exceed ten years; provided that the term of any incentive stock option granted to a 10% Stockholder will not exceed five years.

  Termination of the Option. Although subject to the Board's discretion, optionees generally earn the right to exercise their options by remaining as employees or, in the case of consultants and other non-employees, continuing to provide services to the Company or an Affiliate. Under the forms of option agreements used to date under the Plan, an option generally will terminate three months after the optionee ceases to be employed by the Company or an Affiliate or ceases to so provide services, subject to certain exceptions for termination as a result of death or disability.

  Transferability. Incentive stock options may not be transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee. However, the optionee may designate a beneficiary of the optionee's incentive stock option in the event of the optionee's death on a beneficiary designation form provided by the Committee. Other awards may be transferred by gift or through a domestic relations order to members of the optionee's immediate family to the extent provided in the award agreement or in the manner and to the extent determined by the Committee.

 Terms of Stock Purchases and Bonuses and Stock Appreciation Rights

  General. The Board has the authority to grant Stock Awards under the Plan in the form of stock grants, restricted stock grants, through the sale of restricted stock or through the issuance of SARs. The terms of the stock grant, restricted stock grant, restricted stock purchase agreement or SAR may change from time to time and may vary between participants; however, each shall include the substance of the following provisions:

  Consideration. The purchase price under each restricted stock purchase agreement shall be such amount as the Board shall determine and designate in such agreement. Stock grants, restricted stock grants and SARs will be awarded pursuant to a stock grant, restricted stock grant or SAR agreement. The purchase price for stock acquired pursuant to a stock purchase agreement shall be paid either in cash at the time of purchase or, at the discretion of the Board, according to a deferred or other arrangement, or in any other form of legal consideration that may be acceptable to the Board.

  Repurchase Option By Company. Stock sold or awarded under the Plan may, but need not, be subject to a repurchase option in favor of the Company in accordance with a vesting schedule to be determined by the Board. Should a participant cease to be an employee, independent contractor or consultant of the Company or an Affiliate, then the Company may, in its discretion, decide to repurchase or otherwise acquire any stock which has not vested as of the date of termination, subject to the provisions of the applicable award agreement.

Section 162(m) of the Internal Revenue Code

  Under Section 162(m) of the Internal Revenue Code, compensation paid in any year to any of the Company's Covered Employee's (the Chief Executive Officer and four other most highly compensated executive officers) is potentially nondeductible by the Company to the extent that it exceeds $1,000,000. However, certain "performance-based compensation" is exempt from the $1,000,000 cap on deductibility.

  The Plan contains provisions designed to enable grants of options or SARs to Covered Employees to qualify as "performance-based compensation" provided that the grants of options or SARs: (i) are made by a Subcommittee (as described above under "Administration") of the Board consisting solely of two or more outside directors (as that term is specially defined for purposes of section 162(m) of the Code), and (ii) (A) in the case of options, have a per share option exercise price at least equal to the per share fair market value (on the grant date) of the stock subject to the option and, (B) in case of SARs, the amount received pursuant to the SAR is based solely on an increase in the price of the Company's Common Stock after the grant date.

  However, the Company has not historically had a Committee of the Board consisting of two or more members that satisfy the definition of an outside director for purposes of Section 162(m) of the Code, nor can the Company predict when it will establish a Subcommittee meeting these requirements of Section 162(m). Until a qualifying Subcommittee is established, it will not be possible to make grants of options or SARs qualifying as "performance-based compensation" for purposes of section 162(m). Thus, some portion of compensation paid to Covered Employees, for example, income realized on the exercise of a stock option, could be non-deductible by the Company. At such time that the Company has a qualifying Subcommittee, it anticipates that grants of options and SARs to Covered Employees will be made in a manner intended to qualify such grants as "performance-based compensation" for purposes of Section 162(m) of the Code.

Adjustment Provisions

  If there is any change in the Common Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, adjustments will be made to preserve but not to increase the benefits to outstanding Stock Awards, including adjustments to the aggregate number and kind of shares subject to the Plan, or to outstanding award agreements, and the number and kind of shares and the price per share subject to outstanding options. The Plan provides that a distribution by the Company to its stockholders of all or any portion of the securities of any subsidiary of the Company (a "Spin-off Transaction") shall not be deemed to be a change in the Common Stock for purposes of the Plan; however, in the event of a Spin-off Transaction, the Board may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Stock Awards, including but not limited to adjustments to the number and kind of shares, the price per share and the vesting periods of outstanding options or the substitution, exchange or grant of options to purchase securities of the subsidiary, but the Board shall not be obligated to make any such adjustments or take any such action under the Plan.

  In the sole discretion of the Board and to the extent permitted by applicable law, any stock option, SAR, stock bonus or any stock purchase agreement evidencing any of the above may provide that, in the event of a change in control of the Company (i) all or a portion of any outstanding options or SARs covered by such an agreement shall be fully vested, nonforfeitable and exercisable, and (ii) all or a portion of any restricted stock covered by such an agreement shall be released from restrictions on transfer and repurchase or forfeiture rights. A change in control is defined in the Plan to include (i) the acquisition of beneficial ownership (as defined in the Securities Exchange Act of 1934) of 50% or more of the combined voting power of the Company's then outstanding voting securities; (ii) a change in the composition of the Board of Directors over a period of 36 months or less such that the majority of the members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of stockholders, to be comprised of individuals who have been (A) Board members continuously since the beginning of such period or (B) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (A) who were still in office at the time such election or nomination was approved by the Board; (iii) approval by the Company's stockholders of a merger or consolidation in which the Company is not the surviving company, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated; (iv) approval by the Company's stockholders of the sale, transfer or other disposition of the assets of the Company or the complete liquidation or dissolution thereof; or (v) approval by the Company's stockholders of any reverse merger in which the Company survives as an entity but in which securities possessing more than 50% of the total combined voting power of the Company's then outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

  If the Board incorporates a change of control provision in any option or SAR agreement, such agreement shall provide that, in the event of a change in control as described in clauses (i), (ii) and (v) above, the option or SAR shall remain exercisable for the remaining term of the option. Further, in the event of a change in control as described in clauses (iii) or (iv) above, the option or SAR shall terminate as of the effective date of such change in control. In no event shall any option or SAR be exercised after the expiration of the term provided for in the related stock option or SAR agreement. In its discretion, the Board may provide that in the event of change of control, all or a portion of any outstanding option or SAR will automatically become vested, nontransferable and exercisable, and that all or a portion of any restricted stock shall automatically become released from restrictions on transfer and repurchase and forfeiture rights, immediately prior to the specified effective date of the change of control.

Federal Income Tax Consequences Relating to Stock Awards Granted under the Plan

  The following is a brief summary of the current U.S. federal income tax rules generally applicable to the awards under the Plan.

  Nonstatutory Stock Options. An optionee is not subject to federal income tax upon grant of a nonstatutory stock option. At the time of exercise, the optionee will realize ordinary income (subject to withholding) to the extent that the then fair market value of the Common Stock exceeds the option price. The amount of such income will constitute an addition to the optionee's tax basis in the optioned stock. Sale of the shares will result in capital gain or loss (long-term or short-term depending on the optionee's holding period). The Company is entitled to a business expense deduction at the same time and to the same extent that the optionee realizes compensation income.

  Incentive Stock Options. Incentive stock options awarded under the Plan are intended to constitute "incentive stock options" under Section 422 of the Code. An optionee is not subject to federal income tax upon either the grant or exercise of an incentive stock option. If the optionee holds the shares acquired upon exercise for at least one year after issuance of the optioned shares and until at least two years after grant of the option, then the difference between the amount realized on a subsequent sale or other disposition of shares and the option price will constitute long-term capital gain or loss. The Company will not be entitled to any deduction with respect to the grant or exercise of the incentive stock option.

  If the optionee sells the shares acquired under an incentive stock option before the requisite holding period, he/she will be deemed to have made a "disqualifying disposition" of the shares and will realize ordinary income in the year of disposition equal to the lesser of the fair market value of the shares at exercise less the exercise price or the amount realized on their disposition over the option price of the shares. Any gain recognized upon a disqualifying disposition in excess of the ordinary income portion will constitute either short-term or long-term capital gain. In the event of a disqualifying disposition, the Company will be entitled to a business expense deduction in the amount of the ordinary income realized by the optionee.

  The option spread on the exercise of an incentive stock option is an adjustment in comparing alternative minimum taxable income. No adjustment is required, however, if the optionee made a disqualifying disposition of the shares in the same year as he/she is taxed on the exercise.

  Stock Appreciation Rights. An optionee is not taxed upon the grant of SARs. An optionee exercising SARs will realize ordinary income (subject to withholding) in the amount of the cash or the fair market value of the shares received. The Company will be entitled to a business expense deduction at the same time and to the same extent that the optionee realizes compensation income.

  Restricted Stock. An awardee of restricted stock will generally realize ordinary income (subject to withholding) when and to the extent that the restrictions on the shares lapse, as measured by the value of the shares at the time of lapse. The awardee's holding period for the shares will not commence until the date of lapse, and the dividends paid during the restriction period will be treated as compensation. The income realized on lapse of the restrictions will constitute an addition to the awardee's tax basis in the shares.

  In lieu of deferred recognition of income, the awardee may formally elect, within 30 days of the award, to realize income at the time of award, as measured by the fair market value of the stock on the date of the award determined without regard to the restrictions. The income realized will constitute an addition to the tax basis of the shares. In the case of such election, any appreciation (or depreciation) on the shares during the restriction period will give rise to capital gain (or capital loss). In the event that the awardee terminates employment during the restriction period and forfeits his/her shares, no deduction may be claimed and the taxes paid on award of the shares shall be forfeited.

  The Company will be entitled to a business expense deduction at the same time and to the same extent that the awardee realizes compensation income.

  Other Tax Consequences. The foregoing discussion is not a complete description of the federal income tax aspects of stock options under the Plan. In addition, administrative and judicial interpretations of the application of the federal income tax laws are subject to change. Furthermore, no information is given with respect to state or local taxes that may be applicable or any stock awards other than options. Participants in the Plan who are residents or are employed in a country other than the United States may be subject to taxation in accordance with the tax laws of that particular country in addition to or in lieu of United States federal income taxes.

Amended Plan Benefits

  The selection of the individuals who will receive grants under the Plan, and the number of shares to be granted to such individuals, are determined by the Committee in its discretion. Therefore, except as provided in the following paragraph, it is not possible to predict the amounts that will actually be received by or allocated to particular individuals or groups of individuals under the Plan as proposed to be amended. The following table sets forth information with respect to options granted under the Plan during fiscal 1999:

                                                            # of Shares
                                                            Covered by
Name and Position                                          Option Grants
-----------------                                         ---------------
Frank F. Khulusi                                                50,000
Chairman and Chief Executive Officer
Theodore R. Sanders                                             13,000
Chief Financial Officer
Scott W. Klein                                                 325,000
President
Daniel J. Devries                                               35,000
Executive Vice President, Sales and Marketing
S. Keating Rhoads                                              150,000
Chief Operating Officer
All current executive officers as a group                      423,000
Employees who  are not executive officers, as a group          415,885
Directors who are not executive officers, as a group                 -

  Currently each outside director receives an automatic option grant for 5,000 shares of Common Stock under the Directors' Non-Qualified Stock Option Plan ("Directors Plan") upon initially becoming a director of the Company and at each succeeding annual meeting of stockholders so long as the director has served on the Board for at least one year. If the proposed amendments are adopted, these outside directors would become eligible to receive option grants under the Plan, and the Directors Plan would be terminated as of the date of the Annual Meeting with no further grants being made therunder. However, if the proposed Plan amendments are adopted each outside director will receive, in lieu of the option grant that would have been made at this year's Annual Meeting under the Directors' Plan, the options shown below with an exercise price for such options equal to the closing price of the Company's Common Stock on the Nasdaq National Market on the date of the Annual Meeting. The options will vest yearly over a four-year period.





                      Directors                    # of Shares Covered by
                      ---------                    ----------------------
                                                        Option Grant
                                                        ------------

                    Sam U. Khulusi                        20,000
                   Thomas A. Maloof                       20,000

                    Ronald B. Reck                        20,000


Board Recommendation and Stockholder Vote Required

  The Board of Directors recommends a vote FOR approval of the amendment to the Plan as described above. Approval of the proposal requires the affirmative vote by a majority of the shares of Common Stock represented at the Meeting. Shares held by persons who abstain from voting on the proposal and broker ''non-votes'' will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for purposes of voting on the proposal. Abstentions will have the same effect as a vote against the matter but broker non-votes will not be counted for this purpose. The persons designated in the enclosed proxy will vote your shares FOR approval of the resolution unless instructions to the contrary are indicated in the enclosed proxy.

                                 PROPOSAL FOUR

                           RATIFICATION AND APPROVAL
                 OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

  The Board of Directors selected the accounting firm of PricewaterhouseCoopers LLP to serve as its independent accountants for the fiscal year ending December 31, 2000. PricewaterhouseCoopers LLP has audited the Company's financial statements since 1994. A proposal to ratify the appointment for the current year will be presented at the Meeting. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Meeting. They will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

Board Recommendation and Stockholder Vote Required

  The Board of Directors recommends a vote FOR ratification of the appointment of the independent accountant. Ratification of the selection requires the affirmative vote by a majority of the shares of Common Stock represented at the Meeting. Shares held by persons who abstain from voting on the proposal and broker ''non-votes'' will not be voted for or against the proposal. Shares held by persons abstaining and broker "non-votes" will be counted in determining whether a quorum is present for purposes of voting on the proposal and will have the same effect as a vote against the matter. The persons designated in the enclosed proxy will vote your shares FOR approval of the resolution unless instructions to the contrary are indicated in the enclosed proxy. If the appointment is not ratified by the stockholders, the Board of Directors is not obligated to appoint other independent accountants, but the Board of Directors will give consideration to such unfavorable vote.


                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

  Stockholders may submit proposals on matters appropriate for stockholder action at subsequent annual meetings of the Company consistent with Rule 14a-8 promulgated under the Exchange Act. Proposals of stockholders intended to be presented at the Company's next annual meeting of stockholders must be received by the Company (Attention: Chief Financial Officer, at the principal offices of the Company), no later than January 3, 2001, for inclusion in the Company's proxy statement and form of proxy for that meeting. In order for a stockholder proposal not intended to be subject to Rule 14a-8 (and thus not subject to inclusion in the Company's Proxy Statement) to be considered ''timely'' within the meaning of Rule 14a-4 under the Exchange Act and pursuant to the Company's Bylaws, notice of any such stockholder proposals must be given to the Company in writing not less than 45 days nor more than 75 days prior to the date on which the Company first mailed its proxy materials for the 2000 meeting, which is set forth on page 1 of this Proxy Statement (or the date on which the Company mails its proxy materials for the 2001 Annual Meeting if the date of that meeting is changed more than 30 days from the prior year). A stockholder's notice to the Company must set forth for each matter proposed to be brought before the annual meeting (a) a brief description of the matter the stockholder proposes to bring before the meeting and the reasons for conducting such business at the meeting,
(b) the name and recent address of the stockholder proposing such business, (c) the class and number of shares of the Company which are beneficially owned by the stockholder, and (d) any material interest of the stockholder in such business. With respect to proposals by stockholders for director nominations, the Company's Bylaws require written notice to be received by the Company not less than 30 days nor more than 60 days before the meeting, unless less than 40 days' notice or public disclosure of the meeting is given, in which case the stockholder's notice must be received within 10 days after such notice or disclosure is given. The notice must contain specified information about the proposals nominee and the stockholder making the nomination.

                                 OTHER MATTERS

  All properly executed proxies delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. Any Proxy in which no direction is specified will be voted in favor of each of the nominees and the matters to be considered.

  The Board of Directors does not intend to bring any matters before the Meeting other than as stated in this Proxy Statement and is not aware that any other matters will be presented for action at the Meeting. Should any other matters be properly presented, the person named in the enclosed form of Proxy will vote the Proxy with respect thereto in accordance with their best judgment, pursuant to the discretionary authority granted by the Proxy.

  Copies of the Company's Annual Report on Form 10-K for the year ended December 31, 1999 as filed with the Securities and Exchange Commission will be provided to stockholders without charge upon written request to Theodore R. Sanders, Chief Financial Officer, Creative Computers, Inc., 2555 W. 190th Street, Torrance, California 90504.

                                    By Order of the Board of Directors,

                                    /s/ Frank F. Khulusi

                                    Frank F. Khulusi
                                    Chairman of the Board and
                                    Chief Executive Officer


April 24, 2000
Torrance, California

                                    ANNEX A

                            CREATIVE COMPUTERS, INC.

                              AMENDED AND RESTATED
                           1994 STOCK INCENTIVE PLAN
                           -------------------------


     1.   Establishment, Purpose, and Definitions.
          ---------------------------------------

          (a) Creative Computers, Inc. (the "Company") hereby adopts its 1994 Stock Incentive Plan (the "Plan").

          (b) The purpose of the Plan is to provide incentives to eligible individuals (as defined in Section 4 below) for increased efforts and successful achievements on behalf of or in the interests of the Company and its Affiliates and to maximize the rewards due them for those efforts and achievements. The Plan provides employees (including officers and directors who are employees) of the Company and of its Affiliates an opportunity to purchase shares of common stock of the Company ("Stock") pursuant to options which may qualify as incentive stock options (referred to as "incentive stock options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and employees, officers, directors, independent contractors and consultants of the Company and of its Affiliates an opportunity to purchase shares of Stock pursuant to options which are not described in Sections 422 or 423 of the Code (referred to as "nonqualified stock options"). The Plan also provides for the sale or bonus of Stock to eligible individuals in connection with the performance of services for the Company or its Affiliates. Finally, the Plan authorizes the grant of stock appreciation rights ("SARs"), either separately or in tandem with stock options, entitling holders to cash compensation measured by appreciation in the value of the Stock.

          (c) The term "Affiliate" as used in the Plan means parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f) of the Code (but substituting "the Company" for "employer corporation"), including parents or subsidiaries of the Company which become such after adoption of the Plan.

     2.   Administration of the Plan.
          --------------------------

          (a) The Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board may delegate the responsibility for administering the Plan to a committee, under such terms and conditions as the Board shall determine (the "Committee"). The Committee shall consist of two or more members of the Board or such lesser number of members of the Board as permitted by Rule 16b-3 (or any successor thereto) promulgated under the Securities Exchange Act of 1934, as amended ("Rule 16b-3"). The Committee shall select one of its members as chair of the Committee and shall hold meetings at such times and places as it may determine. A majority of the Committee shall constitute a quorum, and acts of the Committee at which a quorum is present, or acts reduced to or approved in writing by all the members of the Committee, shall be the valid acts of the Committee. If the Board does not delegate administration of the Plan to the Committee, then each reference in this Plan to the "Committee" shall be construed to refer to the Board.

          (b) The Committee shall determine which eligible individuals (as defined in Section 4 below) shall be granted options under the Plan, the timing of such grants, the terms thereof (including any restrictions on the Stock), and the number of shares subject to such options.

          (c) The Committee shall also determine which eligible individuals (as defined in Section 4 below) shall be granted or issued SARs or Stock (other than pursuant to the exercise of options) under the Plan, the timing of such grants or issuances, the terms thereof (including any restrictions and the consideration, if any, to be paid therefor) and the number of shares or SARs to be granted.

          (d) The Committee may amend the terms of any outstanding option or SAR granted under this Plan, but any amendment which would adversely affect the holder's rights under an outstanding option or SAR shall not be made without the holder's written consent. The Committee may, with the holder's written consent, cancel any outstanding option or SAR or accept any outstanding option or SAR in exchange for a new option or SAR. The Committee also may amend any stock purchase agreement or stock bonus agreement relating to sales or bonuses of Stock under the Plan, but any amendment which would adversely affect the individual's rights to the Stock shall not be made without his or her written consent.

          (e) The Committee shall have the sole authority, in its absolute discretion to adopt, amend and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and the regulations, and the instruments evidencing options, SARs or Stock granted or issued under the Plan and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations and interpretations of the Committee shall be binding on all participants.

          (f) Notwithstanding the foregoing provisions of this Section 2, grants of options or any other awards hereunder to any "Covered Employee," as such term is defined by Section 162(m) of the Code shall be made only by a Committee (or subcommittee of a Committee) which, in addition to meeting other applicable requirements of this Section 2, is comprised solely of two or more "outside directors," within the meaning of Section 162(m) of the Code and the regulations thereunder (the "Subcommittee") to the extent it is intended that such grants qualify as "performance-based compensation" under Section 162(m). In the case of such grants to Covered Employees, reference to the "Committee" shall be deemed to be references to the Subcommittee as specified above.

     3.   Stock Subject to the Plan.
          -------------------------

          (a) The maximum aggregate number of shares of Stock available for issuance under the Plan and during the life of the Plan shall equal 2,950,000 (subject to adjustment for any stock splits or reverse stock splits) and, commencing with the first business day of each calendar year thereafter beginning with January 1, 2001, such maximum aggregate number of shares of Stock shall be increased by a number equal to three percent (3%) of the number of shares of Stock outstanding as of December 31 of the immediately preceding calendar year. Notwithstanding the foregoing, subject to the provisions of Sections 3(c) and 3(d) below, the maximum aggregate number of shares of Stock available for grant of incentive stock options shall be 650,000 shares of Stock, and such number shall not be subject to annual adjustment as described above. Notwithstanding the foregoing, the maximum aggregate number of shares of Stock which may be issued pursuant to all awards of restricted Stock is 100,000 shares.

          (b) If an option is surrendered or for any other reason ceases to be exercisable in whole or in part, the shares of Stock which were subject to such option but as to which the option had not been exercised shall continue to be available under the Plan. Any shares of Stock forfeited to the Company pursuant to the terms of agreements evidencing sales or bonuses of Stock under the Plan shall continue to be available under the Plan.

          (c) If there is any change in the Stock through merger, consolidation, reorganization, recapitalization, reincorporation, stock split, stock dividend (in excess of 2%), or other change in the corporate structure of the Company, appropriate adjustments shall be made by the Committee, in order to preserve but not to increase the benefits to the outstanding options, SARs and stock purchase or stock bonus awards under the Plan, including adjustments to the aggregate number and kind of shares subject to the Plan, or to outstanding stock purchase or stock bonus agreements, or SAR agreements, and the number and kind of shares and the price per share subject to outstanding options; provided however, that a distribution by the Company to its stockholders of all or any portion of the securities of any subsidiary of the Company (a "Spinoff Transaction") shall not be deemed to be a change in the Stock for purposes of this Section 3.

          (d) In the event of a Spinoff Transaction, the Committee may in its discretion make such adjustments and take such other action as it deems appropriate with respect to the outstanding options, SARs and stock purchase or stock bonus awards under the Plan, including but not limited to adjustments to the number and kind of shares, the price per share and the vesting periods of outstanding options or the substitution, exchange or grant of options to purchase securities of the subsidiary; provided that the Committee shall not be obligated to make any such adjustments or take any such action hereunder.

     4.   Eligible Individuals.  Individuals who shall be eligible to have
          --------------------
granted to them options, SARs or Stock under the Plan shall be such employees, officers, directors, independent contractors and consultants of the Company or an Affiliate as the Committee, in its discretion, shall designate from time to time. Notwithstanding the foregoing, only employees of the Company or an Affiliate (including officers and directors who are bona fide employees) shall be eligible to receive incentive stock options.

     5.   The Option Price.  The exercise price of the each incentive stock
          ----------------
option shall be not less than the per share fair market value of the Stock subject to such option on the date the option is granted. The exercise price of each nonqualified stock option shall be as determined by the Committee. Notwithstanding the foregoing, in the case of an incentive stock option granted to a person possessing more than 10 percent of the combined voting power of the Company or an Affiliate, the exercise price shall be not less than 110 percent of the fair market value of the Stock on the date the option is granted. The exercise price of an option shall be subject to adjustment to the extent provided in Sections 3(c) and 3(d) above.

     6.   Terms and Conditions of Options.
          -------------------------------

          (a) Each option granted pursuant to the Plan will be evidenced by a written stock option agreement executed by the Company and the person to whom such option is granted.

          (b) The Committee shall determine the term of each option granted under the Plan; provided, however, that the term of an incentive stock option shall not be for more than ten years and that, in the case of an incentive stock option granted to a person possessing more than 10 percent of the combined voting power of the Company or an Affiliate, the term of each incentive stock option shall be no more than five years.

          (c) In the case of incentive stock options, the aggregate fair market value (determined as of the time such option is granted) of the Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee in any calendar year (under this Plan and any other plans of the Company or its Affiliates) shall not exceed $100,000.

          (d) The stock option agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee. If an option, or any part thereof is intended to qualify as an incentive stock option, the stock option agreement shall contain those terms and conditions which are necessary to so qualify it.

          (e) The maximum number of shares of Stock with respect to which options or other awards may be granted to any individual in any fiscal year under the Plan shall be 650,000 shares, subject to adjustment pursuant to Sections 3(c) and 3(d). To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an employee, if any option or other award is cancelled, the cancelled option or award shall continue to count against the maximum number of shares for which options or awards may be granted to the employee under this Section 6(e). For this purpose, the repricing of an option or award (or, in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the fair market value of the Stock), shall be treated as a cancellation of the existing option or award and the grant of a new option or award.

     7.   Terms and Conditions of Stock Purchases and Bonuses
          ---------------------------------------------------

          (a) Each sale or bonus grant of Stock pursuant to the Plan will be evidenced by a written stock purchase or stock bonus agreement, as applicable, executed by the Company and the person to whom such stock is sold or granted.

          (b) The stock purchase agreement or stock bonus agreement may contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee, including not by way of limitation, restrictions on transfer, forfeiture provisions, repurchase provisions and vesting provisions.

     8.   Terms and Conditions of SARs.  The Committee may, under such terms and
          ----------------------------
conditions as it deems appropriate, authorize the issuance of SARs evidenced by a written SAR agreement (which, in the case of tandem options, may be part of the option agreement to which the SAR relates) executed by the Company and the person to whom the SARs are granted. The SAR agreement shall specify the term for the SARs covered thereby and contain such other terms, provisions and conditions consistent with this Plan as may be determined by the Committee.

     9.   Use of Proceeds.  Cash proceeds realized from the exercise of options
          ---------------
granted under the Plan or from other sales of Stock under the Plan shall constitute general funds of the Company.

     10.  Amendment, Suspension, or Termination of the Plan.
          -------------------------------------------------

          (a) The Board may at any time amend, suspend or terminate the Plan as it deems advisable; provided that such amendment, suspension or termination complies with all applicable requirements of state and federal law, including any applicable requirement that the Plan or an amendment to the Plan be approved by the shareholders, and provided further that, except as provided in Sections 3(c) and 3(d) above, the Board shall in no event amend the Plan in the following respects without the consent of shareholders then sufficient to approve the Plan in the first instance:

                    (i) To materially increase the benefits accruing to participants under the Plan;

                    (ii) To materially increase the number of shares of Stock available under the Plan; or

                    (iii) To materially modify the eligibility requirements for participation in the Plan.

          (b) No option or SAR may be granted nor may any Stock be issued (other than upon exercise of outstanding options) under the Plan during any suspension or after the termination of the Plan, and no amendment, suspension or termination of the Plan shall, without the affected individual's consent, alter or impair any rights or obligations under any option or SAR previously granted under the Plan. The Plan shall terminate with respect to the grant of incentive options on the tenth anniversary of the date of adoption of the Plan, unless previously terminated by the Board pursuant to this Section 10.

     11.  Transferability.    Incentive stock options may not be sold, pledged,
          ---------------
assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee, only by the optionee; provided, however, that the optionee may designate a beneficiary of the optionee's incentive stock option in the event of the optionee's death on a beneficiary designation form provided by the Committee. Other awards may be transferred by gift or through a domestic relations order to members of the optionee's Immediate Family to the extent provided in the award agreement or in the manner and to the extent determined by the Committee. For purposes of this Plan, "Immediate Family" shall mean any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the optionee's household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the optionee) control the management of assets, and any other entity in which these persons (or the optionee) own more than fifty percent (50%) of the voting interests.

     12.  Payment Upon Exercise of Options.
          --------------------------------

          (a) Payment of the purchase price upon exercise of any option granted under this Plan shall be made in cash, a certified check, bank draft, or postal or express money order payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the option price in whole or in part (i) with shares of Stock owned by the optionee or with shares of Stock withheld from the shares otherwise deliverable to the optionee upon exercise of an option; (ii) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the Committee to sell shares of Stock and deliver all or a portion of the proceeds to the Company in payment for the Stock; (iii) by delivery of the optionee's promissory note with such recourse, interest, security and redemption provisions as the Committee in its discretion determines appropriate; or (iv) in any combination of the foregoing. Any Stock used to exercise options shall be valued at its fair market value on the date of the exercise of the option.

          (b) In the event that the exercise price is satisfied by shares withheld from the shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option.

     13.  Withholding Taxes.
          -----------------

          (a) No Stock shall be granted or sold under the Plan to any individual, and no SAR may be exercised, until the individual has made arrangements acceptable to the Committee for the satisfaction of federal, state and local income and employment tax withholding obligations, including without limitation obligations incident to the receipt of Stock under the Plan, the lapsing of restrictions applicable to such Stock, the failure to satisfy the conditions for treatment as incentive stock options under applicable tax law or the receipt of cash payments. Upon the exercise of a stock option or the lapsing of a restriction on Stock issued under the Plan, the Company (or the optionee's or shareholder's employer) may withhold from the shares otherwise deliverable to the optionee upon such exercise, or require the shareholder to surrender shares of Stock as to which the restriction has lapsed, such number of shares having a fair market value sufficient to satisfy federal, state and local income and employment tax withholding obligations.

          (b) In the event that such tax withholding is satisfied by the Company or the optionee's employer withholding shares of Stock otherwise deliverable to the optionee, the Committee may issue the optionee an additional option, with terms identical to the option agreement under which the option was exercised, entitling the optionee to purchase additional shares of Stock equal to the number of shares so withheld but at an exercise price equal to the fair market value of the Stock on the grant date of the new option.

     14.  Restrictions on Transfer of Shares.  The Committee may require that
          ----------------------------------
the Stock acquired pursuant to the Plan be subject to such restrictions and agreements regarding sale, assignment, encumbrances or other transfer as are in effect among the shareholders of the Company at the time such Stock is acquired, as well as to such other restrictions as the Committee shall deem appropriate.

     15.  Change in Control.
          -----------------

          (a) For purposes of this Section 15, a "Change in Control" shall be deemed to occur upon:

          (i) the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding Stock;

          (ii) a change in the composition of the Board over a period of thirty-six (36) months or less such that a majority of the Board members cease, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either (a) have been Board members continuously since the beginning of such period or (b) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (a) who were still in office at the time such election or nomination was approved by the Board;

          (iii) approval by the Company's shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

          (iv) approval by the Company's shareholders of (x) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) or (y) the complete liquidation or dissolution of the Company; or

          (v) approval by the Company's shareholders of any reverse merger in which the Company survives as an entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger.

          (b) In its discretion, the Committee may provide in any stock option, SAR, Stock bonus or Stock purchase agreement (or in an amendment thereto) evidencing an option, SAR, Stock bonus or Stock purchase hereunder that, in the event of any Change in Control, all or a portion of any outstanding options or SARs covered by such an agreement shall automatically become vested, nonforfeitable and exercisable, and that all or a portion of any restricted Stock covered by such an agreement shall automatically become released from restrictions on transfer and repurchase or forfeiture rights, immediately prior to the specified effective date of the Change in Control.

          If the Committee determines to incorporate a Change in Control provision in any option or SAR agreement hereunder, the agreement shall provide that, (a) in the event of a Change in Control described in clauses (i), (ii) and
(v) above, the Option or SAR shall remain exercisable for the remaining term of the option or SAR and (b) in the event of a Change in Control described in clauses (iii) or (iv), the option or SAR shall terminate as of the effective date of the merger, disposition of assets, liquidation or dissolution described therein. In no event shall any option or SAR under the Plan be exercised after the expiration of the term provided for in the related stock option or SAR agreement pursuant to Section 6(b) or Section 8.

     16.  Shareholder Approval.  The Plan shall become effective upon its
          --------------------
approval by the holders of a majority of the Company's shares voting (in person or by proxy) at a shareholders' meeting held within 12 months of the Board's adoption of the Plan.

     17.  Rule 16b-3 Compliance.  With respect to persons subject to Section 16
          ---------------------
of the Securities Exchange Act of 1934, transactions under the Plan are intended to comply with all applicable conditions of Rule 16b-3. To the extent any provision of the Plan or action by the Committee fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Committee. Moreover, in the event the Plan does not include a provision required by Rule 16b-3 to be stated therein, such provision (other than one relating to eligibility requirements or the price and amount of awards) shall be deemed automatically to be incorporated by reference into the Plan insofar as persons subject to Section 16 are concerned.

PROXY
CREATIVE COMPUTERS, INC.
ANNUAL MEETING OF SHAREHOLDERS  MAY 18, 2000
THIS PROXY IS BEING SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

The undersigned hereby appoints Frank F. Khulusi and Theodore R. Sanders, and each of them, with full power of substitution as proxies and agents (the ''Proxy Agents'') in the name of the undersigned, to attend the Annual Meeting of Shareholders of Creative Computers, Inc., a Delaware corporation to be held at the Marriott Hotel, 3635 Fashion Way, Torrance, California 90503 on Tuesday, May 18, 2000 at 10:00 a.m. local time, or any adjournment thereof, and to vote the number of shares of Common Stock of the Company that the undersigned would be entitled to vote, and with all the power the undersigned would possess, if personally present, as follows.

1.   ELECTION OF DIRECTORS

        [ ] FOR all nominees listed below(except as marked to the contrary).

        [ ] WITHHOLD AUTHORITY to vote for all nominees listed below.

(To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

     Frank F. Khulusi                              Sam U. Khulusi


     Ronald B. Reck                                Thomas A. Maloof

2. PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION to change the name of the Company to "IdeaMall, Inc.".

        [ ] FOR        [ ] AGAINST          [ ] ABSTAIN

3. PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S AMENDED AND RESTATED 1994 EMPLOYEE INCENTIVE STOCK OPTION PLAN to (i) increase the number of shares in the Plan from 1,950,000 to 2,950,000, (ii) add an "evergreen provision" to automatically increase the number of shares of common stock available for issuance each year by 3% of the Company's outstanding common stock and (iii) add non-employee directors as persons eligible to receive options and other stock-based awards under the Plan (iv) add provisions to ensure that options qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code.

        [ ] FOR        [ ] AGAINST          [ ] ABSTAIN

4. PROPOSAL TO RATIFY THE APPOINTMENT OF PRICE WATERHOUSECOOPERS LLP as the Company's independent auditor for the Company's current fiscal year.

        [ ] FOR        [ ] AGAINST          [ ] ABSTAIN

5. In their discretion, the Proxy Agents are authorized to vote on such other business as may properly come before the meeting or any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED AND RETURNED TO THE COMPANY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3 AND 4.

LOGO

LOGO

PLEASE DATE AND SIGN the enclosed proxy exactly as the name(s) appears herein and return promptly in the accompanying envelope. If the shares are held by joint tenants or as community property, both shareholders should sign.

Receipt of Notice of Annual Meeting of Shareholders, Annual Report for the year ended December 31, 1999 and Proxy Statement dated April 24, 2000, is hereby acknowledged by the undersigned.

Dated:  , 2000


Signature


Name, typed or printed


Tax identification or social security number


Signature


Name, typed or printed


Tax identification or social security number